Exhibit 10.32
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[THE BANK OF NEW YORK LETTERHEAD]


                                             July 16, 1997


Standard Funding Corporation
335 Crossways Park Drive
Woodbury, New York 11791

     Attention:     Alan J. Karp
                    President

Gentlemen/Ladies:

        The Bank of New York (the "Bank") is pleased to confirm that it holds available to Standard Funding Corporation (the "Company") an $8,000,000 unsecured line of credit.

        All advances under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in, a promissory note of the Company in the form included with this letter.

        In connection with this line of credit, the Company shall pay to the Bank a fee of three-eights of one percent (3/8%) per annum on the average daily unused amount of this line of credit. This fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed and shall be payable monthly in arrears.

        For so long as this line of credit is held available or the Company shall have any obligations to the Bank in respect of this line of credit, the Company shall deliver to the Bank, at the same time as the same is delivered pursuant to the Note Agreement dated December 27, 1995 between the Company and Bernard G. Palitz (the "Note Agreement"), a copy of each certificate which is delivered pursuant to Section 8.2(a) or 8.2(b) of the Note Agreement.

        As you know, lines of credit may be cancelled by either party at any time, and the making by the Bank of any advance under this line of credit is subject to the Bank's satisfaction, at the time of such advance, with the condition (financial and otherwise), business, prospects, properties and operations of the Company. Unless cancelled earlier as provided in the immediately preceding sentence, this line of credit shall be held available until May 31, 1998.

                                       Very truly yours,

                                       THE BANK OF NEW YORK

                                       By: [illegible]
                                           --------------------------------
                                           Title: Assistant Vice President
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